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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 26, 1999

                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

             1-10699                                     22-2405746
   (Commission File Number)                   (IRS Employer Identification No.)

               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2600
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

         On January 26, 1999, HUBCO, INC. issued a press release announcing the signing of a definitive agreement with Little Falls Bancorp, Inc., for the acquisition of Little Falls by HUBCO. Under the Merger Agreement, Little Falls will be merged into HUBCO. Little Falls Bank, a wholly owned subsidiary of Little Falls will be merged into Hudson United Bank, a wholly owned subsidiary of HUBCO.

         Under the terms of the Merger Agreement, Little Fall's shareholders will have the right to receive 0.65 shares of HUBCO common stock or the right to receive $20.64 in cash for each Little Falls common stock or a combination of shares of HUBCO common stock and cash. HUBCO will issue its common stock at the exchange ratio in exchange for 51% of the outstanding shares of Little Falls. Prior to the closing HUBCO expects to repurchase approximately the same number of shares it issues in the merger under HUBCO's stock repurchase program. HUBCO will pay for the remaining 49% of the outstanding shares of Little Falls the fixed per share price of $20.64. The exchange ratio of 0.65 shares of HUBCO common stock for each share of Little Fall's common stock will be maintained if HUBCO's median common stock price is between $34.43 and $29.23 during a pre-determined pricing period. If the median pre-closing price of HUBCO common stock is $29.00 or less, the exchange ratio will be increased in increments to a maximum exchange ratio of 0.70, effective if the HUBCO price is $27.14 or lower. If the median pre-closing price of HUBCO common stock is $34.50 or more, the exchange ratio will be decreased in increments to a minimum exchange ratio of
0.60 at $37.50.

         Little Falls has issued an option to HUBCO, which, based on certain events, could result in the issuance of 493,000 shares of Little Falls Common Stock to HUBCO at a price of $19.25 per share of Little Falls.

         Consummation  of  the  merger  is  subject  to  customary   conditions,
including, but not limited to the approval by Federal and New Jersey bank regulatory authorities and the shareholders of Little Falls.

         The  management  of  HUBCO  and  Little  Falls   anticipate  that  the
transaction will close during the second quarter of 1999.


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Item 7.  Exhibits


         99.1    Press Release dated January 26, 1999.

         99.2 Agreement and Plan of Merger dated January 26, 1999, among HUBCO, Inc., Hudson United Bank, Little Falls Bancorp, Inc., and Little Falls Bank.

         99.3 Stock Option Agreement dated January 26, 1999, between HUBCO, Inc. and Little Falls Bancorp, Inc.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              HUBCO, INC.

                                          D. LYNN VAN BORKULO-NUZZO
Dated: January 27, 1999              By: ____________________________
                                          D. Lynn Van Borkulo-Nuzzo,
                                          Executive Vice President